                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EPL Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507

                                                               FEBRUARY 24, 1998

DEAR SHAREHOLDER:

     On behalf of the Board of Directors (the "Board"), I cordially invite you to attend a special meeting of shareholders (the "Special Meeting") of EPL Technologies, Inc. (the "Company"), which will be held at the Company's headquarters at, 2 International Plaza, Suite 245, Philadelphia, Pennsylvania 19113-1507 on March 6, 1998 at 10:00 local time.

     At the Special Meeting, shareholders will be asked to consider and vote upon the following matters: (1) to approve a "1-for-2 reverse split" of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"); and
(2) to consider and vote on such other matters as may properly be presented incident to the conduct of the Special Meeting or any adjournment or postponement thereof.

     After careful consideration and consultation with its legal and financial advisors, the Board has approved, and recommends that the shareholders vote FOR, the Reverse Stock Split. The Reverse Stock Split requires the approval of both the majority of (i) the outstanding shares of Common Stock and (ii) the outstanding shares of Common Stock collectively with, on an as-converted basis, the Company's Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value per share; and Series C Convertible Preferred Stock, $0.01 par value per share, present in person or by proxy at the Special Meeting, in each case assuming a quorum has been established at the Special Meeting. In limited instances, holders of Common Stock may have dissenters' rights in the event the Reverse Stock Split is approved.

     The Board of Directors believes the Reverse Stock Split will enhance the acceptability of the Common Stock by the financial community and the investing public. The Board of Directors also believes the Reverse Stock Split may facilitate the currently proposed public offering of the Company's Common Stock. For a further discussion of the purpose and effect of the Reverse Stock Split, see "REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON
STOCK -- Purpose and Effect of the Reverse Stock Split" in the accompanying Proxy Statement.

     Details of the proposal and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by shareholders.

     I hope that you will attend the Special Meeting. Whether or not you plan to attend the Special Meeting and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          Paul L. Devine
                                          Chairman, President and
                                          Chief Executive Officer

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 6, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of EPL Technologies, Inc., a Colorado corporation (the "Company"), will be held at the Company's headquarters at 2 International Plaza, Suite 245, Philadelphia, Pennsylvania, on Friday, March 6, 1998 at 10:00 a.m., local time, for the following purposes:

          1. To approve the proposal of the Board of Directors to effect a 1-for-2 reverse split of the Company's outstanding shares of Common Stock; and

          2. To consider and vote on such other matters as may properly be presented incident to the conduct of the Special Meeting, or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on February 20, 1998 as the record date (the "Record Date") for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting. A complete list of shareholders entitled to vote at the Special Meeting is available for inspection prior to the Special Meeting upon written demand, during normal business hours, by any shareholder of the Company, at the Company's address shown above.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          Timothy B. Owen
                                          Secretary

Philadelphia, Pennsylvania
February 24, 1998

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 6, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of EPL Technologies, Inc., a Colorado corporation (the "Company"), for use at a Special Meeting of Shareholders to be held on Friday, March 6, 1998 at 10:00 a.m., local time, or at any postponement(s) or adjournment(s) thereof, for the purpose of approving a proposal by the Board of Directors to effect a 1-for-2 reverse split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"), as set forth herein and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the Company's headquarters at 2 International Plaza, Suite 245, Philadelphia, Pennsylvania 19113-1507. The Company's telephone number is (610) 521-4400. These proxy solicitation materials are expected to be first mailed on or about February 24, 1998 to record holders of the Company's capital stock as of February 20, 1998 (the "Record Date").

SHARES OUTSTANDING, QUORUM, VOTING RIGHTS AND VOTE REQUIRED

     The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by each of (i) the outstanding shares of Common Stock, $0.001 par value per share (the "Common Stock"), and (ii) the outstanding shares of Common Stock collectively with, on an as-converted basis, the Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value (the "A Preferred Stock"), and Series C Convertible Preferred Stock, $0.01 par value per share (the "C Preferred Stock"), is necessary to constitute a quorum for consideration of the Reverse Stock Split at the Special Meeting. If a quorum does not exist with respect to either voting group, the president or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time or place. The voting group described in clause (i) above is hereinafter referred to as the "Common Voting Group" and the voting group described in clause (ii) above is hereinafter referred to as the "As-Converted Voting Group." All of the Company's previously issued Series B Convertible Preferred Stock has been converted into Common Stock and the Company's Series D Convertible Preferred Stock is not entitled to vote with respect to the Reverse Stock Split.

     Only shareholders of record in the Common Voting Group and the As-Converted Voting Group at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date,
          shares of the Company's Common Stock,           shares of A Preferred
Stock and 144,444 shares of C Preferred Stock were outstanding. Each share of A Preferred Stock is currently convertible into 1.333 shares of Common Stock and holders of A Preferred Stock are entitled to one vote per share for each share of Common Stock into which such A Preferred Stock is convertible. Each share of C Preferred Stock is currently convertible into one share of Common Stock and holders of C Preferred Stock are entitled to one vote per share for each share of Common Stock into which such C Preferred Stock is convertible. Thus, as of
the Record Date, there were a total of           shares of the Common Stock on
an as-converted basis entitled to vote in the As-Converted Voting Group. Holders of shares of the Common Stock in the Common Voting Group as of the Record Date will vote together as a class on the Reverse Stock Split. Additionally, in a separate vote of the As-Converted Voting Group, the holders as of the Record Date of the Company's Common Stock will vote together as a class on the Reverse Stock Split with the holders as of the Record Date of the A Preferred Stock and C Preferred Stock.

     Once a quorum has been established, approval of the Reverse Stock Split requires the favorable vote of a majority of the shares in both the Common Voting Group and the As-Converted Voting Group, represented in person or by proxy and entitled to vote at the Special Meeting. The Company has been notified by Trilon

Dominion Partners, L.L.C. ("Trilon"), the beneficial owner of 2,804,473 shares
of Common Stock (     % of the Common Voting Group) and 2,577,333 shares of
Common Stock issuable upon conversion of A Preferred Stock (     % of the
As-Converted Voting Group), that it intends to vote in favor of the Reverse Stock Split. Ronald W. Cantwell, a director of the Company, is the President of Trilon and of VC Holdings, Inc. ("VC Holdings"), the sole managing member of Trilon. Additionally, directors (other than Mr. Cantwell, who may be deemed to be the beneficial owner of Trilon's securities) and officers of the Company
beneficially owning an aggregate of           shares of Common Stock (     % of
the Common Voting Group) and           shares of Common Stock issuable upon
conversion of A Preferred Stock (     % of the As-Converted Voting Group) have
informed the Company that they intend to vote in favor of the Reverse Stock Split. See "REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK -- Interests of Certain Persons in the Reverse Stock Split."

VOTING OF PROXIES

     When a proxy is returned properly signed, the shares represented will be voted in accordance with the instructions provided therein. A shareholder entitled to vote who submits a proxy may revoke it at any time before the proxy is voted. A shareholder may revoke a proxy prior to its vote by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Special Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date. Returning a signed proxy will not affect a shareholder's right to attend the Special Meeting and vote in person. Broker non-votes will not be counted as votes cast and will have no effect on the results of a vote, although they will count towards the presence of a quorum. Abstentions will have the effect of a "no" vote, but will count towards the presence of a quorum. In the absence of instructions, the shares represented at the Special Meeting by proxy will be voted "FOR" the Reverse Stock Split.

SOLICITATION OF PROXIES

     The expense of this proxy solicitation will be borne by the Company. Trilon has agreed to reimburse the Company for all or a portion of the expense of this proxy solicitation. See "REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK -- Interests of Certain Persons in the Reverse Stock Split." In addition to solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers or other regular employees of the Company who will not receive any additional compensation for such efforts. Additionally, the Company has retained the proxy solicitation firm of Georgeson & Company Inc. to assist management in soliciting proxies. The Company has agreed to pay such firm a fee of approximately $8,000 for its services, plus expenses. The Company will reimburse reasonable expenses incurred by record holders of Common Stock or any series of preferred stock ("Preferred Stock") who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy materials to any beneficial owners of such stock, upon request of such record holders.

     REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

GENERAL

     The Board of Directors of the Company has authorized a vote by the shareholders on a 1-for-2 reverse split of the issued and outstanding shares of Common Stock. The Reverse Stock Split, if adopted, will be effected pursuant to a Plan to Effect a Reverse Stock Split (the "Plan"), which has been unanimously approved by the Board of Directors and recommended to the shareholders for their approval at the Special Meeting. A copy of the Plan is attached as Exhibit A. If the Reverse Stock Split is approved and the Plan is adopted, each share of Common Stock issued and outstanding as of the close of business on the date the Plan is approved by the shareholders of the Company (the "Effective Date") will be converted into one-half of one share of Common Stock.

     However, under the Plan, the Board of Directors will have the authority to determine, in its sole discretion, that it is in the best interest of the Company to abandon the Reverse Stock Split at any time prior to its approval by the shareholders.

     The Reverse Stock Split, if it occurs, will not affect any shareholder's proportionate equity interest in the Company (other than as a result of the payment of cash in lieu of fractional shares as discussed below) or the relative rights, preferences, privileges or priorities of any shareholder. In addition, pursuant to the terms of the Company's stock option plans, warrants and convertible preferred stock, the number of shares issuable upon exercise of outstanding options and warrants, and conversion of convertible preferred stock, and the related exercise or conversion price per share, will be proportionately adjusted.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

     The principal effect of the Reverse Stock Split will be to decrease the
number of outstanding shares of Common Stock from             shares, as of the
Record Date, to approximately             shares, (assuming that the Reverse
Stock Split occurred on the Record Date). The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split (other than as a result of payment of cash in lieu of fractional shares as discussed below), and the par value of the Common Stock will remain at $.001 per share. Additionally, the Reverse Stock Split will not affect the Company's accumulated deficit and total shareholders' equity will remain unchanged. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 50,000,000. Consequently, the Board of Directors effectively will have the authority to issue twice as many shares of Common Stock as it had the authority to issue prior to the Reverse Stock Split. The currently authorized and outstanding shares of the Company's A Preferred Stock and C Preferred Stock will not be affected by this vote, other than a pro-rata reduction in the number of shares of Common Stock into which the Preferred Stock is convertible and a pro-rata increase in conversion price. Additionally, outstanding options and warrants will be adjusted in the manner described in the preceding sentence automatically on the Effective Date. Furthermore, the Company's D Preferred Stock, the conversion of which is based on a market price formula, will be adjusted in a comparable manner, automatically on the Effective Date. After giving effect to the Reverse Stock Split, the number of outstanding shares of Common Stock (as of the Record Date) would be as set forth above, with the result that authorized
but unissued shares would be             , with approximately             of
such shares of Common Stock being reserved for issuance pursuant to the Company's warrants, stock option plans and convertible preferred stock. Accordingly, the Reverse Stock Split could result in a significant increase in possible dilution to present shareholders' percentage of ownership of Common Stock due to possible issuances of Common Stock after the Reverse Stock Split.

     The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. In this regard, the Board of Directors believes the Reverse Stock Split will enhance the acceptability of the Common Stock to the financial community and investing public. The Board of Directors also believes that the reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split will increase the post-split market price per share of the Common Stock over the pre-split market price per share of the Common Stock. The Board of Directors further believes that the proposed Reverse Stock Split will result in a broader market for the Common Stock than that which currently exists. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

     In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower-priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower-priced stocks economically unattractive to brokers. Furthermore, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission on a sale of lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The Board of Directors believes that the proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock, particularly by institutional investors, and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     The Reverse Stock Split also will result in some shareholders owning "odd lots" of less than 100 shares of the Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Board of Directors also believes the Reverse Stock Split may facilitate the currently proposed public offering of Common Stock by the Company and Trilon (the "Offering"), as well as enhance the Company's flexibility in its future financing and capitalization needs. The Offering consists of 7,000,000 shares (on a pre-split basis) of Common Stock, of which 1,618,194 shares of Common Stock would be sold by the Company (and an additional 1,050,000 shares if the underwriters' over-allotment option is exercised) and 5,381,806 shares of Common Stock (including 2,577,333 shares issuable upon conversion of A Preferred Stock) would be sold by Trilon, which has informed the Company that it intends to vote in favor of the Reverse Stock Split. A registration statement relating to the Offering has been filed with the Securities and Exchange Commission (SEC file
no. 333-     ) but has not yet become effective. The securities to be registered under the registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Information concerning the Offering is being furnished in this proxy statement to provide full disclosure to the Company's shareholders entitled to vote at the Special Meeting. Accordingly, this proxy statement and any other materials delivered herewith shall not constitute an offer to sell or the solicitation of an offer to buy such securities. There can be no assurance that the Offering will be completed or that the currently proposed terms will not be modified. The Board of Directors recommends approval of the Reverse Stock Split, subject to the right of the Board of Directors to abandon the Reverse Stock Split at any time prior to approval by the shareholders, regardless of whether the Offering is completed. See "-- Interests of Certain Persons in the Reverse Stock Split."

     There can be no assurance that the Reverse Stock Split will increase or will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the Reverse Stock Split or that the Reverse Stock Split will otherwise have any of the effects described herein.

CERTIFICATES AND FRACTIONAL SHARES

     If approved by the shareholders, the Reverse Stock Split will occur on the Effective Date without regard to the date or dates certificates currently representing shares of the Common Stock (the "Old Certificates") are physically surrendered for certificates representing the number of shares of the Common Stock such shareholders are entitled to receive as a consequence of the Reverse Stock Split (the "New Certificates"). In such event, the Old Certificates will be deemed to represent the number of shares of Common Stock resulting from the application of the 1-for-2 Reverse Stock Split. New Certificates will be issued in due course as Old Certificates are tendered to Securities Transfer Corporation (the "Exchange Agent") for exchange or transfer. No fractional shares of Common Stock will be issued upon the effectiveness of the Reverse Stock Split and, in lieu thereof, shareholders holding a number of shares of Common Stock not evenly divisible by two, upon surrender of their Old Certificates, will receive cash in lieu of the fractional share of Common Stock held. Such cash payment will not be made until a shareholder presents Old Certificates to the Exchange Agent. The price payable by the Company for the fractional share of Common Stock will be the average of the last sale price of one share of Common Stock prior to the Reverse Stock Split, as reported on the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date.

     Only fractional shares generated by the Reverse Stock Split will be purchased by the Company. As a result, whole shares will remain outstanding. For example, if a shareholder, prior to the Reverse Stock Split, owns 125 shares of Common Stock, then dividing 125 shares by two would cause such shareholder to hold, after the Reverse Stock Split, 62.5 shares. This shareholder would be issued a New Certificate for 62 new shares and would receive a cash payment (calculated as described above) for the new 0.5 share fractional interest.

SOURCE OF FUNDS; NUMBER OF HOLDERS

     The Company has available and will pay from its cash reserves the funds required to purchase the fractional shares. The Company's shareholder list indicates that a portion of the outstanding shares of Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not expected that the funds necessary to effect the cancellation of fractional shares will be material.

     As of February 20, 1998, the Company had approximately 300 shareholders of record of the Common Stock. The Company does not expect that the Reverse Stock Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of shareholders of record or beneficial owners of Common Stock.

EXCHANGE OF STOCK CERTIFICATES

     If the Reverse Stock Split becomes effective, as soon as practicable after the Effective Date, the Company will send a letter of transmittal to each shareholder of record on the Effective Date for use in transmitting Old Certificates to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for New Certificates. No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof, together with all Old Certificates, to the Exchange Agent, shareholders will receive a New Certificate or New Certificates representing the number of whole shares of post-split Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of post-split Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent will be exchanged at the first time they are presented for transfer.

     No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company. However, if a transfer of ownership is requested, a fee may be charged by the Exchange Agent for such transfer.

INTERESTS OF CERTAIN PERSONS IN THE REVERSE STOCK SPLIT

     Ronald W. Cantwell, a director of the Company, is the President of Trilon and of VC Holdings. All of the shares of Common Stock beneficially owned by Trilon will be included in the Offering. Trilon believes that the Reverse Stock Split will be beneficial to the Offering, and has indicated to the Company that it intends to vote in favor of the Reverse Stock Split. If the Offering is completed, Trilon has agreed that the expenses of this proxy solicitation will be apportioned to and paid by Trilon in the same proportion as the gross proceeds of the Offering received by Trilon bear to the aggregate gross proceeds of the Offering. If the Offering is not completed, Trilon will pay all of the expenses of the proxy solicitation. See "-- Purpose and Effect of the Reverse Stock Split."

     Except as described above, no officer, director, associate or affiliate of the Company will derive any material benefit from the Reverse Stock Split other than the benefits that would be enjoyed by any other person holding the same number of shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

     In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each shareholder to obtain and rely on advice from his, her or its personal tax advisor as to: (i) the effect on his, her or its personal tax situation of the Reverse Stock Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Stock Split on his, her or its own tax returns. It will be the responsibility of each shareholder to prepare and file all appropriate federal, state and local tax returns.

     Except as described below with respect to cash received in lieu of fractional share interests by holders of Common Stock, the Company believes that the Reverse Stock Split will not result in any taxable gain or loss to shareholders for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Stock Split (including any fractional share interests to which a shareholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for such Common Stock. For tax purposes, the holding period of the shares exchanged will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split (including any fractional share interests to which a shareholder is entitled), provided that the shares exchanged were held as capital assets as of the Effective Date. A shareholder who receives cash in lieu of fractional shares of Common Stock will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of Common Stock, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash.

     THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE REVERSE STOCK SPLIT SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON OR ENTITY. NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THE SHAREHOLDERS OF THE COMPANY AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, ALL SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

RIGHT TO DISSENT

     Article 113 of the Colorado Business Corporation Act provides that a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of such shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to only a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash. Although the Company is not aware that any of its shareholders owns only one share of Common Stock such that the single share would be converted into a fractional share by the Reverse Stock Split and such shareholders, therefore, would be "cashed out" of their total equity interest in the Company by the Reverse Stock Split, if any such shareholders exist (the "Qualifying Shareholders"), they have a statutory right to dissent. The Company's Qualifying Shareholders will be entitled to the statutory dissenter's right if the Reverse Stock Split is approved by the shareholders of the Company and the Reverse Stock Split becomes effective. If a Qualifying Shareholder desires to exercise its dissenters' rights, it must (a) cause the Company to receive written notice, before the vote is taken, of such Qualifying Shareholder's intention to demand payment for such Qualifying Shareholder's fractional share resulting from the Reverse Stock Split (a "Dissenter's Payment Demand"), and (b) not vote the single share held by such Qualifying Shareholder in favor of the proposed Reverse Stock Split. If a Qualifying Shareholder does not comply with these requirements, the shareholder is not entitled to demand payment as described above. If the Reverse Stock Split is approved at the Special Meeting, the Company shall give all Qualifying Shareholders who complied with clauses (a) and
(b) above written notice of the approval of the Reverse Stock Split within ten
(10) days after the Effective Date. Such notice shall inform those Qualifying Shareholders how they may receive payment as a dissenting shareholder. Such Qualifying Shareholders will be given at least thirty (30) days to deliver the appropriate payment demand and stock certificate to the Company or its agent. Upon the later of (i) the date of the Dissenter's Payment Demand or (ii) the Effective Date of the Reverse Stock Split, the Company shall pay the dissenting Qualifying Shareholder the amount the Company estimates to be the fair value of the Qualifying Shareholder, plus accrued interest (the "Company's Payment Offer"). If the Reverse Stock Split has not become effective within sixty (60) days after the date set by the Company by which payment demands and stock certificates must be received, the stock certificates received by the Company or its agent shall be returned to each dissenting Qualifying Shareholder. If the Reverse Stock Split becomes effective after such sixty days, the Company shall send a new dissenter's notice and the provisions of Article 113 shall again be applicable.

     A dissenting Qualifying Shareholder may reject the Company's Payment Offer, or may give notice to the Company in writing of the shareholder's estimate of the fair value and amount of interest owed to the shareholder by the Company, if
(a) the dissenting shareholder believes the amount paid by the Company in the Company's Payment Offer is less than fair value or the interest calculation is incorrect, (b) the Company fails to make payment within sixty (60) days of the date the shareholder's payment demand was due, or (c) the Company does not return the deposited stock certificates as required if the Reverse Stock Split does not become effective. If the dissenting Qualifying Shareholder provides such notice, the Company must pay the shareholder's demand or commence a court proceeding within sixty (60) days of receiving such rejection or additional payment demand, as set forth in Part 3 of Article 113. A dissenting Qualifying Shareholder waives its right to require the Company to pay such demand or seek judicial review if the Company does not receive this notice within thirty (30) days after the Company made or offered payment to the dissenting Qualifying Shareholder. In the event that any Shareholder has only one share of the Company's Common Stock and wishes to consider exercising dissenter's rights, such shareholder may contact the Company (Attention: Timothy B. Owen, Secretary and Treasurer) to obtain a copy of Article 113 of the Colorado Business Corporation Act at no cost.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS DETERMINED THAT THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT. SUCH PROPOSAL SHALL BE APPROVED IF A MAJORITY OF EACH OF (i) THE SHARES OF COMMON STOCK AND (ii) THE SHARES OF COMMON STOCK AND PREFERRED STOCK (ON AN AS-CONVERTED BASIS), VOTING TOGETHER AS A CLASS, REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING VOTE IN FAVOR OF THE PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the Company's five most highly paid executive officers for the fiscal year ended December 31, 1997, and (iv) all executive officers and directors of the Company as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                           SHARES BENEFICIALLY
                                                                                OWNED(1)
                                                                         -----------------------
                       NAME OF BENEFICIAL OWNER                           NUMBER         PERCENT
-----------------------------------------------------------------------  ---------       -------
Trilon Dominion Partners, L.L.C........................................  5,381,806(2)      26.0%
Lancer Partners, L.P...................................................  3,577,011(3)      19.7
Norwich Union Investment Management Limited............................    962,500(4)       5.3
Willbro Nominees Ltd...................................................    293,930(5)       1.6
Paul L. Devine.........................................................  1,540,833(6)       8.1
Robert D. Mattei.......................................................    428,965(7)       2.3
Ronald W. Cantwell.....................................................  5,381,806(8)      26.0
Derrick W. Lyon........................................................    200,000(9)       1.1
Dr. William R. Romig...................................................    360,000(9)       2.0
Timothy B. Owen........................................................    375,000(10)      2.0
Antony E. Kendall......................................................    150,000(9)         *
Directors and executive officers as a group (10 persons)...............  8,899,104(11)     38.3

---------------
  *  Less than one percent.

 (1) Unissued shares of Common Stock of each owner subject to currently exercisable options or other rights to acquire securities exercisable within 60 days of the date hereof are included in the totals listed and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. The effect of this calculation is to increase the stated total ownership percentage currently controlled. Information in the table is based solely upon information contained in filings with the Securities and Exchange Commission, pursuant to sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and the records of the Company.

 (2) Includes 2,577,333 shares of Common Stock that may be acquired by converting 1,933,000 shares of A Preferred Stock into shares of Common Stock. Trilon beneficially owns 93.2% of the Company's outstanding A Preferred Stock. The sole members of Trilon are VC Holdings (the sole managing member of Trilon and owner of 100% of the voting interest in Trilon) and Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Mr. Cantwell owns all of the voting stock of VC Holdings. Dominion Capital is a wholly-owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). Both Dominion Capital and Dominion Resources may be considered to be indirect beneficial owners of the shares of Common Stock held by Trilon. However, both Dominion Capital and Dominion Resources disclaim any beneficial ownership of such shares. The address for Trilon is 245 Park Avenue, Suite 2820, New York, NY 10017.

 (3) Includes shares of Common Stock held by funds other than Lancer Partners, L.P., but which are commonly managed in a group that includes Lancer Partners, L.P. The address for Lancer Partners, L.P. is 375 Park Avenue, Suite 2006, New York, NY 10017.

 (4) Includes 62,500 shares of Common Stock issuable upon exercise of warrants. The address for Norwich Union Investment Management Limited is Sentinel House, 37 Surrey Street, Norwich NR13UZ U.K.

 (5) Includes 144,444 shares of Common Stock issuable upon conversion of C Preferred Stock and 61,986 shares of Common Stock issuable upon exercise of warrants. Willbro Nominees Ltd. beneficially owns 100% of the C Preferred Stock. The address for Willbro Nominees Ltd. is 6 Broadgate, London, U.K.

 (6) Includes 880,000 shares of Common Stock which may be acquired by (i) converting 50,000 shares of A Preferred Stock into 66,667 shares of Common Stock, (ii) exercising options to acquire 800,000 shares of Common Stock and (iii) exercising warrants to acquire 13,333 shares of Common Stock. Mr. Devine beneficially owns 2.4% of the A Preferred Stock. The address for Mr. Devine is c/o the Company, 2 International Plaza, Suite 245, Philadelphia, PA 19113-1507.

 (7) Includes 95,000 shares of Common Stock that may be acquired by exercising options to acquire 95,000 shares of Common Stock and 20,000 shares of Common Stock owned by Mr. Mattei's wife, as to which he disclaims beneficial ownership.

 (8) Mr. Cantwell may be considered to be an indirect beneficial owner of such shares of Common Stock by virtue of his ownership of all of the voting stock of VC Holdings, the sole managing member of Trilon and owner of 100% of the voting interest in Trilon. The only other member of Trilon is Dominion Capital, which holds a non-voting membership interest in Trilon. Dominion Capital is a wholly-owned subsidiary of Dominion Resources. Both Dominion Capital and Dominion Resources may be considered to be indirect beneficial owners of such shares of Common Stock. However, both entities disclaim any beneficial ownership of such shares.

 (9) Amount shown represents shares issuable upon exercise of options.

(10) Includes 340,000 shares of Common Stock which may be acquired by exercising options.

(11) Includes 5,027,333 shares of Common Stock which may be acquired by (i) converting 1,983,000 shares of A Preferred Stock into 2,644,000 shares of Common Stock, (ii) exercising options to acquire 2,370,000 shares of Common Stock and (iii) exercising warrants to acquire 13,333 shares of Common Stock.

     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders of the Company who intend to present proposals at the Company's 1998 Annual Meeting of Shareholders must have delivered such proposals to the Company no later than February 20, 1998 in order to be included in the Proxy Statement and form of Proxy relating to the 1998 Annual Meeting of Shareholders. The Company currently anticipates that the 1998 Annual Meeting of Shareholders will be held in July 1998.

                                 OTHER MATTERS

     Management knows of no other matters to be submitted to the Special Meeting. If any other matters are properly presented incident to the conduct of the Special Meeting, it is intended that the person named in the enclosed form of Proxy will vote such Proxy in accordance with his judgment.

                                          By Order of the Board of Directors

DATED:  February 24, 1998

                                                                       EXHIBIT A

                      PLAN TO EFFECT A REVERSE STOCK SPLIT

     The Board of Directors of EPL Technologies, Inc. (the "Company") has unanimously adopted the following Plan to Effect a Reverse Stock Split (the "Plan") and authorizes the officers of the Company to present this Plan to the Company's shareholders for approval pursuant to Section 105 of Article 106 of the Colorado Business Corporation Act, and further unanimously recommends such approval to the shareholders of the Company.

     Section 1. If this Plan is approved by the Company's shareholders, each share of Common Stock of the Company issued and outstanding (the "Pre-Split Shares") on the date the Plan is approved by the shareholders of the Company (the "Effective Date") shall automatically and without any action on the part of the holder thereof be converted into one half of one share of Common Stock (the "Post-Split Shares") based upon the reverse split ratio of 1 for 2, subject to the treatment of fractional share interests as described below. Such conversion of Pre-Split Shares into Post-Split Shares shall not change the par value per share of the shares converted, which par value shall remain $.001 per share. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding Pre-Split Shares (the "Old Certificates," whether one or more), shall be entitled to receive, upon surrender of such Old Certificates to Securities Transfer Corporation, the Company's exchange agent (the "Exchange Agent") for cancellation, a certificate or certificates representing the number of whole Post-Split Shares into which and for which the Pre-Split Shares, formerly represented by such Old Certificates so surrendered, are converted under the terms hereof (the "New Certificates," whether one or more).

     Section 2. No certificate or scrip representing fractional Post-Split Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a Post-Split Share to which the holder would otherwise be entitled, a cash payment therefor in an amount equal to the average of the last sale price of one Pre-Split Share, as reported on the Nasdaq SmallCap Market for the five business days immediately preceding the Effective Date for which transactions in Pre-Split Shares are reported. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full Post-Split Shares for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Exchange Agent becomes aware that a holder of Old Certificates has not tendered all the holder's certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one holder shall not exceed the value of one Pre-Split Share.

     Section 3. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

     Section 4. From and after the Effective Date, the amount of capital represented by the Post-Split Shares into which and for which the Pre-Split Shares are converted under the terms hereof shall be the same as the amount of capital represented by the Pre-Split Shares so converted, until thereafter reduced or increased in accordance with applicable law.

     Section 5. Before the vote by the shareholders to approve this Plan, the Board of Directors shall have the authority to determine, in its sole discretion, that it is in the best interest of the Company to abandon the reverse stock split and this Plan.

                              [FORM OF PROXY CARD]

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints each of Paul L. Devine and Timothy B. Owen, each of them acting individually, as proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote as designated below on behalf of the undersigned at the Special Meeting of Shareholders to be held on March 6, 1998 and at any postponement(s) or adjournment(s) thereof, all shares of capital stock of the Company standing in the name of the undersigned on February 20, 1998 or which the undersigned may be entitled to vote as follows:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE REVERSE STOCK SPLIT DESCRIBED IN THE PROXY STATEMENT. THIS PROXY HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT OF EPL TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. To approve the proposal of the Board of Directors to effect a 1-for-2 reverse split of the Company's outstanding shares of Common Stock as described in the accompanying Proxy Statement:

[ ] FOR               [ ] AGAINST               [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly be presented incident to the conduct of the Special Meeting, or any postponement or adjournment thereof.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE, AND DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE A DULY AUTHORIZED OFFICER OR PARTNER SIGN IN THE FULL CORPORATE OR PARTNERSHIP NAME.

    PLEASE RETURN THIS PROXY TO EPL TECHNOLOGIES, INC., 2 INTERNATIONAL PLAZA, SUITE 245, PHILADELPHIA, PA 19113-1507 ON OR PRIOR TO MARCH 6, 1998 SO THAT YOUR VOTES MAY BE COUNTED AT THE SPECIAL MEETING.

                        --------------------------------------------------------
                                                   PRINT SHAREHOLDER NAME

                        --------------------------------------------------------
                                                            DATE

                        --------------------------------------------------------
                                                  SIGNATURE OF SHAREHOLDER

                        --------------------------------------------------------
                                                  SIGNATURE OF SHAREHOLDER